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Item 14(c) Exhibit #21

Corning Incorporated and Subsidiary Companies

Subsidiaries of the Registrant as of December 31, 2000 are listed below:

Cabel-Con A/S	Denmark
Cabel-Con, Inc. USA	Arizona
Cable Services, Inc.	Delaware
Capricorn Insurance Company	Vermont
Cayman Connector Company	Cayman Islands
CCS Finance, Inc.	Delaware
CCS Holdings, Inc.	Delaware
CCS Technology, Inc.	Delaware
Champion Products, Inc.	Missouri
Components Incorporated	Delaware
Connector Holding Company	Delaware
Corning Applied Technologies Corporation	Massachusetts
Corning Asahi Corporation	Delaware
Corning Asahi Video Products Company	New York
Corning Brasil Industria E Comercio Ltda.	Brazil
Corning B.V.	Netherlands
Corning Cable Systems LLC	North Carolina
Corning Cable Systems Argentina S.A.	Argentina
Corning Cable Systems Brands, Inc.	Delaware
Corning Cable Systems Brasil Ltda.	Brazil
Corning Cable Systems Foreign Sales Corp.	Virgin Islands
Corning Cable Systems, GmbH	Germany
Corning Cable Systems International Corp.	North Carolina
Corning Cable Systems International Ltd.	Cayman Islands
Corning Cable Systems Limited	United Kingdom
Corning Cable Systems Pty Ltd.	Australia
Corning Cable Systems Puerto Rico, Inc.	Delaware
Corning Cable Systems, S.A.	France
Corning Cable Systems S.A. de C.V.	Mexico
Corning Cable Systems S.L	Spain
Corning Cable Systems S.p.A	Italy
Corning (China) Ltd.	China
Corning Costar Italia, s.r.l.	Italy
Corning Costar UK Ltd.	United Kingdom
Corning Developments, Inc.	Delaware
Corning Display Technologies Taiwan Co., Ltd.	Taiwan
Corning Finance B.V.	Netherlands
Corning Franklin Health Inc.	New Jersey
Corning Frequency Control (Shanghai) Co., Ltd.	China
Corning GmbH	Germany
Corning Holding GmbH	Germany
Corning Incorporated Foreign Sales Corporation	Virgin Islands
Corning India Private Ltd.	India
Corning International Corporation	Delaware
Corning International K.K.	Japan
Corning Japan K.K.	Japan
Corning Kablo ve Sistemleri Limited Sirketi	Turkey
Corning Korea Company Ltd.	Korea

Corning Lasertron, Inc.	Massachusetts
Corning Limited	United Kingdom
Corning Mexicana, S.A. de C.V.	Mexico
Corning NetOptix GmbH	Germany
Corning NetOptix, Inc.	Delaware
Corning Noble Park Pty. Limited	Australia
Corning OCA Corporation	Delaware
Corning OOO	Russia
Corning Optical Fiber	United Kingdom
Corning Optical Fiber, Inc.	Delaware
Corning Optical Fiber GmbH & Co. KG	Germany
Corning Optical Fiber Verwaltungs GmbH	Germany
Corning Photonics Canada Inc.	Canada
Corning Photonic Technologies GmbH	Germany
Corning Photonic Technologies, Inc.	Delaware
Corning Precision Lens, Incorporated	Ohio
Corning Products South Africa (Pty) Ltd.	South Africa
Corning S.A.	France
Corning Science Mexico, S.A. de C.V.	Mexico
Corning (Shanghai) Co., Ltd.	China
Corning S.r.l.	Italy
Costar Europe Ltd.	Delaware
Croven Crystals Ltd.	Canada
Denmark Connector ApS	Denmark
Electronic Technologies Inc.	Delaware
Galileo Foreign Sales Corporation	Virgin Islands
Gilbert Engineering	Guam
Gilbert Engineering Australia Pty. Ltd.	Australia
Gilbert Engineering Co., Inc.	Delaware
Gilbert Engineering France, S.A.	France
H.E.S. International, Inc.	Kansas
Harper-Mex S.A. de C.V.	Mexico
Harper-Wyman Company	Delaware
Harper-Wyman International Inc.	Delaware
IntelliSense Corporation	Massachusetts
Laboratoire Piezo Electricite S.A.	France
Lasertron Worldwide Inc.	Delaware
LMI Dissolution Corporation	Florida
McCoy International Holding Company	Delaware
National Subscription Television of Chicago Inc.	Illinois
National Subscription Television of Ft. Lauderdale Inc.	Florida
Norddeutsche Seekabelwerke Verwaltungsgesellschaft mbH	Germany
Norddeutsche Seekabelwerke GmbH&Co. KG	Germany
NoTox A/S	Denmark
NSW Submarine Cable Systems, Inc.	Delaware
NSW Technology Ltd.	United Kingdom
Oak China Inc.	Delaware
Oak Com Inc.	Delaware
Oak Communications Components (Shanghai) Co., Ltd.	China
Oak Communications Inc.	Delaware
Oak Crystal (Cayman) Ltd.	Cayman Islands
Oak Crystal (U.K.) Ltd.	United Kingdom
Oak Crystal Inc.	Delaware
Oak Enclosures Inc.	Delaware

Oak FSC	Guam
Oak Industries German Holding GmbH	Germany
Oak Industries Verwaltungs GmbH	Germany
Oak Industries, Inc.	Delaware
Oak Investment Corporation	Delaware
Oak Omega Inc.	Delaware
Oak Systems Inc.	Delaware
Oak TQ Inc.	Delaware
Oak Vermogensverwaltungs GmbH & Co KG	Germany
Oak/Segs IV Partnership	Delaware
OakGrigsby Inc.	Delaware
OGI International Inc.	Delaware
Omega One Communications, L.L.C.	Delaware
OOO Corning SNG	Russia
Optical Filter Corporation	Delaware
Optical Technologies Italia S.p.A.	Italy
Optical Technologies USA Corp.	Delaware
OWA Superannuation Pty. Limited	Australia
Piezo Crystal Company	Pennsylvania
Rochester Photonics Corporation	New York
RXS Kabelgarnituren Verwaltungsgesellschaft mbH	Germany
RXS Kabelgarnituren GmbH & Co. KG	Germany
SCC Special Communication Cables Verwaltungsgessellschaft	Germany
SCC Special Communication Cables GmbH & Co. KG	Germany
SGI de Mexico, S.A. de C.V.	Mexico
Societe d'Appareillages Electroniques, S.A.	France
Teddington Company Ltd.	Bermuda
Tele Quarz GmbH & Co KG	Germany
Tele Quarz Slovakia S.R.O.	Slovakia
Tele Quarz Slovensko S.R.O.	Slovakia
TQ Vermogensverwaltungs GmbH and Co. KG	Germany
TQ Verwaltungs GmbH	Germany
Companies accounted for under the equity method:
American Video Glass Company	Delaware
Chengdu CCS Optical Fiber Cable Co., Ltd.	China
Cormetech, Inc.	Delaware
Corning UCOM Cables Co., Ltd.	Thailand
Corporate Venture Partners	Delaware
Corsam Glasstec R&D Center	Delaware
Dow Corning Corporation	Michigan
Eurokera North America, Inc.	Delaware
EuroKera S.N.C.	France
Ficap Optel Ltda	Brazil
International Hua-Mei Glass Engineering Co., Ltd.	China
Keraglass S.N.C.	France
Leader Optic Fibre Cable Sdn Bhd	Malaysia
NY Inn, LLC	New York
On-TV of Chicago	Illinois
Pittsburgh Corning Corporation	Pennsylvania
Pittsburgh Corning Europe N.V.	Belgium
Samara Optical Cable Company, Ltd.	Russia
Samsung Corning Co. Ltd.	Korea
Samsung Corning Micro-Optics Company Limited	Korea

Samsung Corning Precision Glass Co., Ltd.	Korea
Shanghai Corning Engineering Corporation Ltd.	China
Teleco Cables SA	Tunisia
Teletec Corporation	Japan
U.S. Conec, Ltd.	Delaware
Video Monitores de Mexico, S.A. de C.V.	Mexico
Wuhan Telecommunication Devices Co.	China
XL Telecom Ltd.	India

    Summary financial information on Corning's equity basis companies is included in Note 4 (Investments), appearing on pages 68 to 71, in this Annual Report on Form 10-K.

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  Item 14(c) Exhibit #21